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                                                                   EXHIBIT 3(ii)






                                     BY-LAWS
                                       OF
                           JEFFERSON-PILOT CORPORATION
                           AS AMENDED TO AND INCLUDING
                                February 10, 2003



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                                     BY-LAWS

                                       OF

                           JEFFERSON-PILOT CORPORATION

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                                    ARTICLE I

                                  Shareholders

Section 1.  Annual Meeting.

The annual meeting of the shareholders shall be held on the first Monday in May of each year at 10:00 o'clock A.M. local time in effect at the place of the meeting, at the principal office of the Corporation in Greensboro, North Carolina, or at such other time and/or at such other place as shall be fixed by the Board of Directors.

Section 2. Special Meetings.

Special meetings of the shareholders may be called by the Board of Directors. Only business within the purposes described in the meeting notice may be conducted at a special meeting, unless this requirement is deleted from North Carolina law.

Section 3.  Notice of Meeting.

At least ten days' notice of a meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, by mail or express service to the shareholder's last known address.

Section 4. Voting Rights.

At all meetings of the shareholders, each shareholder entitled to


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vote may vote personally or by proxy duly executed in writing by the shareholder or by a duly authorized attorney-in fact (or in such other manner as may be permitted under North Carolina law).

Section 5.  Quorum.

Except as otherwise provided by law or by the Articles of Incorporation, a quorum at any meeting of shareholders shall consist of shareholders representing in person or by proxy a majority of the votes which are eligible to be cast at the meeting. If no quorum is present, the meeting may be adjourned from time to time until a quorum is present.

Section 6.  Advance Notice of Shareholder Resolutions.

Proposals for shareholder action may be made only by a shareholder entitled to vote for the election of Directors generally and only if written notice of such shareholder's intent to make such proposal or proposals has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the proposal or proposals; (b) a written statement of the shareholder's



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proposal or proposals; and (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal or proposals. The Chairman of the meeting may refuse to acknowledge the proposal or proposals of any person not made in compliance with the foregoing procedure. For inclusion in the Corporation's proxy materials, proposals must meet any earlier deadline specified in the Corporation's most recent proxy statement or rules of the Securities and Exchange Commission.

                                   ARTICLE II

                               Board of Directors

Section 1.  General Authority.

The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of no less than eleven and no more than fifteen Directors, with the exact number of Directors to be established from time to time by the Board of Directors.

Section 2.  Classes.

The Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as possible, of one-third of the total number of Directors consisting of the entire Board of Directors. In the election of Directors at the 1986 Annual Meeting of



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Shareholders, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of shareholders thereafter; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of shareholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of shareholders thereafter, and in the case of each Class, until their successors are elected and qualified. At each annual meeting of shareholders held after the 1986 Annual Meeting of Shareholders, the Directors elected to succeed those whose terms expire shall be identified as being of the Class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their successors are elected and qualified.

Section 3. Meetings.

(a) The regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders. Other regular meetings of the Board shall be held on the second Monday in February and on the first Monday in August and November of each year. The Board by formal or informal action of the majority thereof may cancel any regular meeting other than the annual meeting. The Chief Executive Officer may, and upon written request of a majority of the entire Board shall, change



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the date and/or fix the place and time for any regular meeting.

(b) Special meetings of the Board may be called by the Chairman of the Board, the President or any two Directors.

Section 4. Notice of Meetings.

Written notice shall be given to each Director stating the time and place of any annual, regular or special meeting of the Board of Directors. Such notice need not specify the purpose of the meeting, unless required by North Carolina law, the Articles of Incorporation or these By-laws. Any such notice shall be deemed timely given if given by any usual means of communication, including orally or by telephone, which in the normal course should be received by the Director at least three business days before the meeting.

Section 5.  Informal Meetings and Action by Written Consent.

(a) Any or all Directors may participate in a meeting of the Board of Directors or any Committee thereof through the use of conference telephone or any other means of communication by which all Directors participating in the meeting may simultaneously hear each other during the meeting.

(b) Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if one or more written consents thereto are signed by all members of the Board or Committee either before or after such action and are filed with the minutes or records of the Board or Committee.



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Section 6. Chairman and Vice Chairman.

The Board of Directors shall elect one of the Directors as Chairman of the Board. The Chairman shall preside at all meetings of shareholders and of the Board of Directors and shall have such other duties and authority as the Board of Directors shall prescribe. The Board of Directors may elect one or more Vice Chairmen of the Board, whose duties and authority shall be determined by or in a manner specified by the Board. The Chairman or any Vice Chairman may be removed or replaced by the Board at any time.

Section 7.  Notice of Nominations.

Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in Section 10 of this Article II.

Section 8. Filling of Vacancies.

Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the full term of the Class of Directors in which the vacancy occurred, and until such Director's successor shall have been elected and qualified.

Section 9. Removal of Directors.

Any Director, or the entire Board of Directors, may be removed



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from office at any time, with or without cause, by the affirmative vote of the holders of 80% of the outstanding stock of the Corporation. Any Director may also be removed from office at any time, for cause, by the vote of a majority of the entire Board of Directors. The provisions of this Section 9 are subject to the requirements of North Carolina General Statute 55-27 relating to cumulative voting and shareholder suits until the same may be repealed.

Section 10.  Nominations for Director.

Nominations may be made by the Board of Directors or by a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.



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Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 11. Voting Requirement for Certain Amendments.

Notwithstanding any other provisions of law or the Corporation's Articles of Incorporation or these By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or these By-Laws) the affirmative vote



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of the holders of 80% or more of the outstanding shares of stock of the
Corporation shall be required to amend or repeal, or adopt any provision inconsistent with or which relates to Sections 1, 2, 7, 8, 9, 10 or 11 of this
Article II.

                                   ARTICLE III

                                    Officers

Section 1.  Officers.

The officers of the Corporation shall consist of a Chairman of the Board (if the Board of Directors designates this position as an officer), President, Secretary, Treasurer and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and other officers as the Board of Directors may from time to time elect. The Chief Executive Officer may appoint for a fixed or indeterminate term and may remove at any time with or without cause, (i) Assistant Secretaries and Assistant Treasurers and (ii) assistant, associate and other subordinate officers whose authority and duties shall be specified by, or by a delegee of, the Chief Executive Officer. Any two or more offices may be held by the same person, but no individual may act in more than one capacity where action of two or more officers is required.

Section 2.  Election and Removal.

The officers of the Corporation shall be elected by the Board of Directors and may be removed with or without cause at any time by the Board, provided however, that such removal shall not affect



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any written contractual rights of any such officer.

                                   ARTICLE IV

                               Duties of Officers

Section 1.  Chief Executive Officer and President.

The Board of Directors shall designate the Chairman of the Board or the President as the Chief Executive Officer, who shall be the principal executive officer of the Corporation and shall have the authority to supervise and control the management of the Corporation in accordance with these By-Laws, subject to the direction of the Board of Directors. Without limiting the generality of the foregoing, the Chief Executive Officer shall, in accordance with policies and within any limits set by the Board of Directors, have authority with respect to developing and directing the budgets and strategic plans of the Corporation, determining the employment and (to the extent delegated by the Compensation Committee) compensation of senior executive personnel and other employees, developing and directing the Corporation's investment, product and marketing strategies, determining fundamental aspects of the Corporation's personnel and employee benefit policies, and developing and directing the Corporation's capital structure, financing and significant acquisitions and divestitures. The President, if not the Chief Executive Officer, shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer shall



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prescribe.

Section 2.  Vice Presidents.

Each Executive Vice President, Senior Vice President and Vice President shall perform the duties and exercise the powers normally conferred by statutory and general law and custom upon a vice president of a company and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 3.  Secretary.

The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and Committees thereof and shall give all notices required by law or by these By-Laws. The Secretary shall have general charge of the corporate books and records, the stock transfer books and the corporate seal, shall affix the corporate seal to any lawfully executed instrument requiring it, and shall sign such instruments as may require such signature. The Secretary shall perform all duties incident to the office of Secretary and shall perform such other duties and have such other powers as shall be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.  Treasurer.

The Treasurer shall have custody of all funds belonging to the Corporation and shall receive, deposit or disburse the same as



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provided by law, and subject to such instruction as may be given by the Board of
Directors or the Chief Executive Officer. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and shall perform such other duties and have such other powers as shall be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.  Assistant Secretaries and Assistant Treasurers.

The Assistant Secretaries and Assistant Treasurers shall perform such duties and exercise such powers of those offices as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors or the Chief Executive Officer, and shall have the authority to act in the absence or inability to act of the respective such officer.

Section 6.  Facsimile Signatures.

The facsimile signature for any officer may be used in any instance in which such officer's signature is required or used on any instrument on behalf of the Corporation.

                                   ARTICLE V.

                                  Capital Stock

Section 1.  Stock Certificates.

Each holder of capital stock of the Corporation shall be entitled to a certificate signed (either manually or in facsimile) by two officers of the Corporation, namely, the Chairman of the Board (if the Chief Executive Officer), the President or an Executive



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or Senior Vice President and the Secretary or an Assistant Secretary, except as otherwise provided in the Articles of Incorporation as to any series of preferred stock.

Section 2. Transfer and Registration.

Transfer of shares evidenced by certificates shall be made on the stock transfer books of the Corporation upon surrender of the certificates for the shares sought to be transferred and an assignment of transfer duly executed by the record holder or a duly authorized agent or legal representative, with such proof of authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall have the power to make such rules, regulations and arrangements as it may deem expedient concerning the issue, transfer, conversion, replacement and registration of stock certificates of the Corporation or any direct registration option.

                                   ARTICLE VI

                               Executive Committee

Section 1.  Election and Number.

The Board of Directors shall appoint an Executive Committee which shall consist of at least five and not more than seven Directors, and shall appoint the Chairman and may appoint a Vice Chairman of the Committee. Vacancies occurring on the Committee may be filled by the Board of Directors.

Section 2.  General Powers.



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The Executive Committee may exercise all of the powers and authority of the
Board of Directors (except to the extent limited by North Carolina law) including power and authority in the direction of the management of the business and affairs of the Corporation. The Committee may elect its own Secretary (who need not be a member of the Committee).

Section 3.  Meetings.

A meeting of the Executive Committee may be called by the Chairman of the Committee at any time and shall be called by such Chairman upon written request of any two members of the Committee. All members shall be given reasonable notice of the time and place of any meeting which, except in the case of an emergency, shall not be later than the business day prior to the meeting. Such notice need not specify the purpose of the meeting.

Section 4.  Minutes.

Minutes of all meetings and actions of the Executive Committee shall be kept and shall be reported to the Board of Directors at or prior to its next meeting.

Section 5.  Quorum and Action.

A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a meeting at which a quorum is present shall constitute the act of the Committee.



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                                   ARTICLE VII

                          Other Committees of the Board

Section 1.  Standing Committees.

(a) Number. There shall be four standing Committees of the Board of Directors:
Audit, Compensation, Contributions and Nominating/Governance. At the first meeting of the Board of Directors after each annual meeting of shareholders, the Nominating/Governance Committee shall recommend and the Board shall appoint the membership and the Chairman of each such Committee other than the Nominating/Governance Committee. All members shall serve at the pleasure of the Board.

(b) Quorum and Action. A majority of the members of any standing Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

(c) Meetings and Minutes. Subject to the foregoing, and unless the Board shall otherwise determine, each standing Committee shall fix its rules of procedure. Meetings of a Committee may be held at any time upon the call of the Chief Executive Officer or the Chairman or any two members of the Committee. The Chairman of a Committee may designate any member of the Committee to preside at a meeting in the absence of the Chairman. Each Committee shall keep minutes of all meetings and actions which



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shall be available at all times to Directors. Action taken by a Committee shall be reported promptly to the Board.

(d) Term of Office. A member of any standing Committee shall hold office until the next meeting of the Board of Directors following the annual shareholders meeting or, if earlier, until the member resigns, is removed by the Board or ceases to be a Director.

(e) Vacancies. Should a vacancy occur on any standing Committee, the Nominating/Governance Committee may recommend (except for a vacancy on the Nominating/Governance Committee) and the Board may fill such vacancy.

Section 2.  Audit Committee.

(a) How Constituted. The Audit Committee shall consist of not less than three nor more than five Directors, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as interpreted in the business judgment of the Board.

(b) Duties. The Audit Committee shall assist the Board of Directors in oversight of (1) the integrity of the Corporation's financial statements, (2) the adequacy of internal controls, and (3) the independence and performance of the Corporation's internal and external auditors. The Board shall adopt and approve an Audit Committee Charter which shall set forth the duties of the Committee. The Audit Committee shall annually



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reassess the Charter and recommend any changes to the Board.

Section 3.  Compensation Committee.

(a) How Constituted. The Compensation Committee shall consist of not less than three nor more than five Directors.

(b) Duties. The Compensation Committee shall approve the salaries to be paid to the senior executive officers, and shall approve the salaries of all other officers except those the approval of which it delegates to the Chief Executive Officer or another officer. The Committee shall review the qualified employee benefit plans maintained by the Corporation and review all recommendations for changes in any plan which must be approved by the Board. The Committee shall also administer the officer incentive plans and determine the awards thereunder.

Section 4.  Contributions Committee.

(a) How Constituted. The Contributions Committee shall consist of not less than three nor more than five Directors.

(b) Duties. The Contributions Committee shall administer and regulate the contributions practices of the Corporation and its subsidiaries in accordance with the policy with respect to charitable contributions adopted by the Board of Directors.

Section 5.  Nominating/Governance Committee.

(a) How Constituted. The Nominating/Governance Committee shall consist of not less than three nor more than seven Directors. The membership and Chairman of the Committee shall be appointed



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by the Board of Directors upon recommendation of the Executive Committee.

(b) Duties. The Nominating/Governance Committee shall recommend to the Board nominees for election as Directors at any meeting of shareholders or to fill vacancies on the Board. The Committee shall also recommend to the Board the composition and the Chairman of all Committees of the Board other than the Executive and Nominating/Governance Committees, and replacements for Directors who have ceased to be members of such Committees. The Committee shall also initiate investigations concerning or investigate all complaints concerning possible conflict of interests involving Directors or officers of the Corporation and shall recommend to the Board action to be taken to remove any such conflict of interests and policies or procedures designed to avoid such conflicts.

Section 6.  Other Committees.

The Board of Directors may by resolution establish such other Committees of the Board as it may deem advisable and specify the term and authority of each such Committee.

                                  ARTICLE VIII

                                  Miscellaneous

Section 1.  Financial Instruments and Transfers.

All promissory notes, bills, negotiable instruments, checks, bank drafts, orders for the payment, transfer or withdrawal of funds,



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and all other similar instruments of the Corporation shall be signed, executed or endorsed on behalf of the Corporation under such procedures as may be established or authorized from time to time by the Board of Directors.

Section 2.  Contracts and Other Instruments.

Except as otherwise required by law, the Articles of Incorporation or these By-Laws, any contracts or other instruments not within the scope of Section 1 of this Article may be executed on behalf of the Corporation by such officer(s) of the Corporation as the Board of Directors may direct. Subject to any restrictions imposed by the Board, any one or more of the Chairman of the Board (if the Chief Executive Officer), the President, any Vice President, the Secretary and the Treasurer of the Corporation may execute bonds, contracts, deeds, leases and other agreements and instruments on behalf of the Corporation.

Section 3.  Seal.

The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL.

Section 4. Waiver of Notice.

Whenever any notice is required to be given to any shareholder or Director by law, the Articles of Incorporation or these By-Laws, a written waiver thereof, which need not specify the purpose, signed by the person entitled to such notice, whether before, at



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or after the time stated therein, shall be deemed equivalent to notice.
Attendance at a meeting in person or through voice communication shall constitute a waiver of notice, unless the person at the beginning of the meeting (or promptly upon later arrival) objects to holding the meeting or transacting business at the meeting and, in the case of a Directors' meeting, does not thereafter vote for or assent to action taken at the meeting.

Section 5.  Fiscal Year.

The fiscal year of the Corporation shall be the calendar year unless the Board of Directors shall otherwise determine.

                                -End of By-Laws-






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